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                                                                    EXHIBIT 10.4

                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (hereinafter referred to as this "AGREEMENT") is entered into as of the 1st day of January, 2004, by and between The Winton Savings and Loan Co., a savings and loan association incorporated under Ohio law (hereinafter referred to as "WINTON"), and Gregory P. Niesen, an individual (hereinafter referred to as the "EMPLOYEE");

                                   WITNESSETH:

         WHEREAS, the EMPLOYEE is currently employed as the Secretary and Treasurer of WINTON;

         WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Board of Directors of WINTON desires to retain the services of the EMPLOYEE as the Secretary and Treasurer of WINTON;

         WHEREAS, the EMPLOYEE desires to continue to serve as the Secretary and Treasurer of WINTON; and

         WHEREAS, the EMPLOYEE and WINTON desire to enter into this AGREEMENT to set forth their understanding as to their respective rights and obligations in the event of the termination of EMPLOYEE'S employment under the circumstances set forth in this AGREEMENT.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, WINTON and the EMPLOYEE hereby agree as follows:

         1. Term. This AGREEMENT shall commence on the date set forth above and shall end twelve (12) months thereafter, subject to earlier termination as provided herein (hereinafter referred to as the "TERM").

         2.       Termination of Employment.

         (a) Termination for JUST CAUSE. In the event that WINTON terminates the employment of the EMPLOYEE before the expiration of the TERM because of the EMPLOYEE'S personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "JUST CAUSE"), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

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         (b)      Termination without JUST CAUSE and without a CHANGE OF
         CONTROL. In the event that WINTON terminates the employment of the EMPLOYEE before the expiration of the TERM without JUST CAUSE and on a date which is more than six months before a CHANGE OF CONTROL (hereinafter defined) or which is after one year following a CHANGE OF CONTROL, the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

         (c)      Termination in Connection with a CHANGE OF CONTROL.

                  (i) In the event that WINTON terminates the employment of the EMPLOYEE before the expiration of the TERM without JUST CAUSE and within six months before a CHANGE OF CONTROL or within one year after a CHANGE OF CONTROL, then the following shall occur:

                           (A) WINTON shall promptly pay to the EMPLOYEE or to his dependents, beneficiaries or estate $88,250 within seven (7) days after such termination;

                           (B) The EMPLOYEE, his dependents, beneficiaries and estate shall be covered under either the health, life and disability plans of the EMPLOYER or the health, life and disability plans of the successors, survivors or assigns of the EMPLOYERS without any material diminution in coverage or benefit of the expense of the EMPLOYERS or the successors, survivors or assigns of the EMPLOYERS as if the EMPLOYEE were still employed under this AGREEMENT until the earliest of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

                           (C) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of WINTON hereunder, except as specifically stated in subparagraph (B).

                  (ii) The EMPLOYEE may voluntarily terminate his employment pursuant to this AGREEMENT within one year following a CHANGE OF CONTROL and shall be entitled to compensation as set forth in Section 2(c)(i) of this AGREEMENT in the event that:

                           (A) The present capacity or circumstances in which the EMPLOYEE is employed are materially changed (including, without limitation, a material reduction in responsibilities or authority, or the assignment of duties or responsibilities substantially inconsistent with those normally associated with the position of Secretary and Treasurer);

                           (B) The EMPLOYEE is no longer the Secretary and Treasurer of WINTON;

                           (C) The EMPLOYEE is required to move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his

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                           primary office as of the date of the commencement of
                           the TERM of this AGREEMENT; or

                           (D) WINTON otherwise breaches this AGREEMENT in any material respect.

         In the event that payments pursuant to this subsection (c) would result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (hereinafter collectively referred to as "SECTION 280G"), such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. Payments pursuant to this subsection (c) also may not exceed applicable limits established by the Office of Thrift Supervision (hereinafter referred to as the "OTS"), as set forth in OTS Regulatory Bulletin 32-12. In the event a reduction in payments is necessary in order to comply with the requirements of this AGREEMENT relating to the limitations of SECTION 280G or applicable OTS limits, the EMPLOYEE may determine, in his sole discretion, which categories of payments are to be reduced or eliminated.

         (d) Death of the EMPLOYEE. The TERM shall automatically terminate upon the death of the EMPLOYEE. In the event of such death, the EMPLOYEE'S estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

         (e) "Golden Parachute" Provision. Any payments made to the EMPLOYEE pursuant to this AGREEMENT, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and
         Indemnification Payments.

         (f) Definition of "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall mean any one of the following events: (i) the acquisition of ownership or power to vote more than 25% of the voting stock of WINTON or Winton Financial Corporation, an Ohio corporation (hereinafter referred to as "WFC"); (ii) the acquisition of the ability to control the election of a majority of the directors of either of WINTON or WFC; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of WFC or WINTON cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of WFC or WINTON was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of WFC or WINTON; or (iv) the acquisition by any person or entity of "conclusive control" of WINTON within the meaning of 12 C.F.R.
         Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. Section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the EMPLOYEE and any person or persons with whom the EMPLOYEE is "acting in concert" within the meaning of C.F.R. Part 574.

         (g) Legal Fees. WINTON shall promptly pay all legal fees and expenses which the EMPLOYEE may incur as a result of the EMPLOYEE or WINTON contesting the validity or enforceability of this AGREEMENT if a court of competent jurisdiction renders a final decision

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         in favor of the EMPLOYEE with respect to any such contest, or to the extent agreed to by WINTON and the EMPLOYEE in an agreement of settlement with respect to any such contest.

         3. Special Regulatory Events. Notwithstanding Section 2 of this AGREEMENT, the obligations of WINTON to the EMPLOYEE shall be as follows in the event of the following circumstances:

         (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of WINTON'S affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), WINTON'S obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, WINTON shall (i) pay the EMPLOYEE all of the compensation withheld while the obligations in this AGREEMENT were suspended and (ii) reinstate any of the obligations that were suspended.

         (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of WINTON'S affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, all obligations of WINTON under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination.

         (c) If WINTON is in default as defined in Section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected.

         (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of WINTON, (i) by the Director of the OTS, or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of WINTON under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS, or his or her designee, approves a supervisory merger to resolve problems related to the operation of WINTON or when WINTON is determined by the Director of the OTS to be in an unsafe or unsound condition. No vested rights of the EMPLOYEE shall be affected by any such action.

         4. Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude WINTON from consolidating with, merging into, or transferring all, or substantially all, of its assets to another corporation that assumes all of WINTON'S obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "WINTON" as used herein shall mean such other corporation or entity and this AGREEMENT shall continue in full force and effect; provided, however, that the assumption of the EMPLOYERS' obligations and undertakings hereunder shall not affect the EMPLOYEE'S right to payments pursuant to Section 2(c)(i)(A) of this AGREEMENT in connection with such consolidation, merger or transfer of assets.

         5. Confidential Information. The EMPLOYEE acknowledges that during his employment he will learn and have access to confidential information regarding WINTON and WFC, and their customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until

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WINTON and WFC consent to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to WINTON and WFC, their parents, subsidiaries or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of WINTON and WFC. The EMPLOYEE shall not otherwise knowingly act or conduct himself (a) to the material detriment of WINTON and WFC, their parents, subsidiaries or affiliates, or (b) in a manner which is inimical or contrary to the interests of WINTON and WFC.

         6. Nature of Employment. Nothing contained in this AGREEMENT shall create any employment relationship between WINTON and the EMPLOYEE other than an employment relationship which is terminable "at will." WINTON may terminate the EMPLOYEE'S employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         7. Nonassignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, his beneficiaries or his legal representatives without WINTON'S prior written consent; provided, however, that nothing in this Section 7 shall preclude (a) the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon his death, or (b) the executors, administrators, or other legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

         8. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         9. Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and WINTON and their respective permitted successors and assigns.

         10. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

         11. Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

         12. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect.

         13. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

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         14.      Governing Law; Regulatory Authority. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing. References to the OTS included herein shall include any successor primary federal regulatory authority of WINTON.

         15. Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any other prior agreement between WINTON or any predecessor of WINTON and the EMPLOYEE.

         16. Notices. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

         If to WINTON:

                           President
                           The Winton Savings and Loan Co.
                           5511 Cheviot Road
                           Cincinnati, Ohio  45247-7095

         With copies to:

                           John C. Vorys, Esq.
                           Vorys, Sater, Seymour and Pease LLP
                           Suite 2000, Atrium Two
                           221 East Fourth Street
                           Cincinnati, Ohio  45202

         If to the EMPLOYEE:

                           Gregory P. Niesen
                           6803 Stonington Road
                           Cincinnati, Ohio  45230

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         IN WITNESS WHEREOF, WINTON has caused this AGREEMENT to be executed by its duly authorized officer, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.

Attest:                                  THE WINTON SAVINGS AND LOAN
                                         CO.

/s/ Mary Beth Doll                       By /s/ Robert L. Bollin
------------------------------------        ------------------------------------
                                            ------------------------------------
                                            its President

Attest:

/s/ Gregory J. Stautberg                 /s/ Gregory P. Niesen
------------------------------------     ---------------------------------------
                                         Gregory P. Niesen